Exhibit 4.5

Execution Copy

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “STATE SECURITIES ACTS”) AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND/OR THE STATE SECURITIES ACTS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

OF

BELLICUM PHARMACEUTICALS, INC.

Dated: September 27, 2007

THIS WARRANT CERTIFIES THAT, for the value received, the State of Texas, acting by and through the Office of Governor Economic Development and Tourism, together with its assigns (the “Warrantholder”), is entitled to purchase from Bellicum Pharmaceuticals, Inc. a Delaware corporation (the “Company”), up to the number of shares set forth in Section 1.1 below (subject to adjustment in accordance with the provisions hereof) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price (the “Exercise Price”) equal to $0.001 per share. This Warrant is issued in connection with the Texas Emerging Technology Fund Grant Agreement, executed of oven date herewith by and between the Warrantholder and the Company (the “Grant Agreement”).

Upon delivery of this Warrant, together with payment of the applicable Exercise Price (which may be accomplished by either a “Cash Exercise” or a “Cashless Exercise” as described in Section 1.3 below) multiplied by the total number of shares of Common Stock thereby purchased (the “Aggregate Exercise Price”), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the Warrantholder, the Warrantholder shall be entitled to receive a certificate or certificates for the number of shares of Common Stock so purchased. The date on which the Company receives (i) this Warrant and (ii) payment for the shares of Common Stock in the ‘manner provided for in Section 1.3 below shall be referred to herein as the “Exercise Date.” All shares of Common Stock which may be issued upon the exercise of this Warrant (“Warrant Shares”) shall, upon issuance, be fully paid, validly issued and non-assessable, free from all taxes, liens and charges.

This Warrant is subject to the following terms and conditions:

1.	Exercise of Warrant.

1.1 Number of Shares. Subject to adjustment as provided in Section 2 hereof, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be equal to the quotient obtained by dividing

(a) The total amount of the Grant (as defined in the Grant Agreement) disbursed to the Company under the Grant Agreement as of the Exercise Date, by

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(b) Either:

(i) if the first Qualifying Financing Transaction (as defined below) to occur following the execution of this Warrant is closed and consummated within ninety (90) days of the date hereof, then the Common Stock Price (as defined below) of such Qualifying Financing Transaction; or

(ii) if the first Qualifying Financing Transaction to occur following the execution of this Warrant is closed and consummated after ninety (90) days of the date hereof but on or prior to the eighteenth (18th) month anniversary of the date hereof, then eight-tenths (0.80) multiplied by the Common Stock Price of such Qualifying Financing Transaction; or

(iii) if no Qualifying Financing Transaction is closed and consummated on or before the eighteenth (18th) month anniversary of the date hereof or the Warrantholder exercises this Warrant prior to the closing and consummation of any such Qualifying Financing Transaction, then 0.5080.

“Common Stock Price” shall mean (i) if Common Stock is sold in a Qualifying Financing Transaction, the price per share at which such Common Stock is sold in such Qualifying Financing.Transaction or (ii) if Common Stock is not sold in a Qualifying Financing Transaction, the price per share of capital stock that is sold in such Qualifying Financing Transaction as determined by dividing (A) the total amount received by the Company as consideration for the sale of such capital stock, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exchange of all such capital stock into Common Stock, if any, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such capital stock.

“Qualifying Financing Transaction” shall mean the issuance and sale of Common Stock or other classes or series of authorized capital stock of the Company (excluding, however, any securities of the Company, other than capital stock, that are convertible into or exchangeable or exercisable for capital stock of the Company, such as warrants, options, or convertible debt) in a public offering or private placement for an aggregate amount equal to or greater than Five Hundred Thousand Dollars ($500,000) to any investors or financing source; provided, however, that a Qualifying Financing Transaction does not include a transaction in which more than forty percent (40%) of the total amount of capital stock issued and sold is acquired by Company Associates. As used herein, “Company Associates” shall include as of the date hereof the following persons or entities, including any affiliates of such person or entities: the current shareholders of the Company (including the holders of Common Stock, preferred stock, or other capital stock of the Company), current debtholders of the Company, and current holders of convertible securities or holders of any right to purchase or acquire any capital stock of the Company. It is the intent and expectation of the Company and the Warrantholder that the investors or financing sources who are purchasing capital stock in a Qualifying Financing Transaction and who are not Company Associates will play a significant role in establishing company valuation at the time of such transaction.

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1.2 Time of Exercise. This Warrant may be exercised in whole or in part commencing on the earlier of (i) the date of the eighteenth (18th) month anniversary of the execution of this Warrant or (ii) the date on which any of the following events occur: (a) any capital reorganization or any reclassification of the capital stock of the Company, (b) any consolidation or merger of the Company, (c) the disposition or transfer of assets of the Company other than in the ordinary course of the Company’s business, (d) any dividend or other distribution to the holders of capital stock of the Company in the form of any asset, including without limitation securities of the Company, or (e) the dissolution, liquidation or winding up of the Company. As used herein, the “Vesting Date” shall mean the date on which this Warrant becomes exercisable in accordance with this Section 1.2. This Warrant shall remain outstanding and exercisable into perpetuity following the Vesting Date and shall not expire.

1.3 Method of Exercise. The Warrantholder may exercise, but is not obligated to exercise, in whole or in part, the purchase rights evidenced hereby on or after the Vesting Date. Such exercise shall be effected by:

(a) the surrender of the Warrant at the principal office of the Company together with the completed Exercise Form in substantially the form attached as “Exhibit A”; and

(b) the payment to the Company of the Aggregate Exercise Price for all shares of Common Stock purchased. At the option ‘of the Warrantholder, payment of the Aggregate Exercise Price may be made either by a Cash Exercise or a Cashless Exercise as follows. In the case of a Cash Exercise, the Warrantholder shall deliver to the Company a check or wire transfer of immediately available funds in an amount equal to the Aggregate Exercise Price. In the case of a Cashless Exercise, the Warrantholder shall surrender to the Company this Warrant as described below. The Cashless Exercise is effected by converting the Warrant (the “Conversion Right”) into shares of Common Stock as follows. Upon exercise of the Conversion Right with respect to a particular number of shares of Common Stock under the Warrant (the “Converted Warrant or Portion”), the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any cash, cancellation of indebtedness or delivery of any other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (a) the difference between (i) the product of the Fair Market Value (as defined in Section 1.8 below) of a share of Common Stock as of the date the Conversion Right is exercised (the “Conversion Date”) and the number of shares of Common Stock into which the Converted Warrant or Portion could have been exercised hereunder and (ii) the Aggregate Exercise Price that would have been payable upon such exercise of the Converted Warrant or Portion as of the Conversion Date, by (b) the Fair Market Value of a share of Common Stock as of the Conversion Date.

1.4 Issuance of Certificates for Shares.

(a) Within ten (10) business days of the Company’s receipt of the Warrant, the completed and signed Exercise Form substantially in the form attached hereto and the requisite payment (if any), the Company shall issue and deliver (or cause to be delivered) to the exercising Warrantholder stock certificates representing, in the aggregate, the total number of shares of Common

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Stock purchased. In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, or if future disbursements are made under the Grant Agreement following such exercise, the Company shall execute a new warrant in the form of this Warrant for the balance of such shares and deliver such new warrant to the Warrantholder.

(b) The issuance of certificates for shares upon exercise of this Warrant shall be made without charge to the holder thereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the shares.

1.5 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of shares issuable upon the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

1.6 Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of the Warrant. The Company may deem and treat the Warrantholder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrantholder shall be affected by any notice to the contrary.

1.7 Transfers. The Company shall not close its books against the transfer of this Warrant or of any shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

1.8 Fair Market Value. As used herein, “Fair Market Value” as of a particular date shall mean with respect to each share of Common Stock the average of the closing prices of the Company’s Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, of on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten (10) days consisting of the day as of which the current fair market value of Common Stock is being determined and the nine (9) consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as mutually determined in good faith by the Company’s Board of Directors and the

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Warrantholder, unless (i) the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company’s Common Stock for each share of stock, pursuant to the Company’s acquisition or (ii) the Company shall sell such shares in conjunction with the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement filed under the Securities Act, in which case, the fair market value of the shares of stock subject to this Warrant shall be the price at which all registered shares are sold to the public in such offering.

2.	Certain Adjustments.

2.1 Exercise Price; Adjustment of Number of Shares. The Exercise Price set forth above and the number of Warrant Shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

2.2 Reorganization; Asset Sales; Etc. In case of (i) any capital reorganization or any reclassification of the capital stock of the Company, (ii) any consolidation or merger of the Company, (iii) the disposition or transfer of assets of the Company other than in the ordinary course of the Company’s business, (iv) any dividend or other distribution to the holders of capital stock of the Company in the form of additional shares of capital stock of the Company or rights, options or warrants to purchase or otherwise acquire shares of capital stock of the Company, or (v) the dissolution, liquidation or winding up of the Company, this Warrant shall thereafter be convertible into and the Warrantholder shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such transaction or event that appropriate provision shall be made so that such Warrantholder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of Warrant Shares of the Company into which this Warrant entitled the Warrantholder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this paragraph with respect to rights and interests thereafter purchasable upon the exercise of this Warrant and the Exercise Price of this Warrant. In the case of a capital reorganization or reclassification, the number of Warrant Shares shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination and the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

2.3 Dividends. In the case of any dividends declared or paid on the Common Stock of the Company prior to the exercise of this Warrant, other than dividends payable solely in additional shares of capital stock of the Company, or rights, options or warrants to purchase or otherwise acquire capital stock of the Company which are addressed in clause (iv) of Section 2.2 hereof, the Warrantholder shall be entitled to receive the value of any such dividends to the full extent as if Warrantholder had exercised this Warrant as of the date of declaration or payment of any such dividend. The Warrantholder, in its sole discretion, shall elect one of the two following methods for the Company to pay the value of such dividends to the Warrantholder: (i) in cash or (ii) by adjusting this Warrant to represent the right to acquire, in addition to the number of Warrant Shares receivable upon exercise of the Warrant, and without payment of any

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additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the shares of Common Stock receivable upon exercise of the Warrant on the date hereof and the date of the dividend and had thereafter retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions hereof.

2.4 Notice of Adjustments or Dividends. Upon the occurrence of any event which causes an adjustment as provided herein or if dividends are declared or paid on the Common Stock of the Company, the Company shall promptly deliver to the Warrantholder a notice setting forth a brief statement of such and, if applicable, the adjusted Exercise Price and number of shares of Common Stock or such other or additional stock or other securities or property that this Warrant then represents the right to acquire following such adjustment.

3.	Piggyback Registration Rights; Market Stand-Off.

3.1 Registration Rights. In the event of a public offering or any other registration of the Company’s Common Stock or such other type or class of stock or securities issued or issuable upon exercise of this Warrant, the Warrantholder shall enjoy and be entitled to standard piggyback registration rights granted by the Company to any shareholder on terms no less favorable than granted to any such shareholder with respect to the securities issued or issuable upon exercise this Warrant.

3.2 Company Obligations. This Section 3 comprises the sole obligation of the Company to register any of the Warrant Shares or such other or additional stock or securities that this Warrant represents the right to acquire. The Warrantholder does not have any “demand” registration rights with respect to any securities issued upon exercise of this Warrant.

3.3 Notice of Registration Event. The Company shall promptly deliver to the Warrantholder a notice of any public offering or other registration of the Company’s Common Stock or other type or class of stock or securities that have been issued or may be issuable upon exercise of this Warrant. The Company shall deliver such notice to the Warrantholder in a manner and at a time sufficient to permit the Warrantholder to enjoy the piggyback registration rights as provided in this Section 3.

3.4 Market Stand-Off. If requested by the lead managing underwriter in connection with an initial public offering of shares of Common Stock of the Company pursuant to a registration statement filed under the Securities Act and declared effective by the Securities and Exchange Commission (an “IPO”), unless expressly authorized to do so by the lead managing underwriter, the Warrantholder agrees not to effect any sale or distribution of any Common Stock or other shares of capital stock of the Company held by the Warrantholder, including any securities convertible into or exchangeable or exercisable for Common Stock or other shares of capital stock of the Company, for such a period of time no greater than and upon such terms no less favorable than as are provided in the lock-up arrangements or market stand-off agreements that the Company’s directors, officers and shareholders owning five percent (5.0%) or more of the Company’s fully diluted capital stock have entered into with the managing underwriters (the “Lock-Up Period”); provided, however, that the Warrantholder shall not be subject

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to such market stand-off obligation unless (i) all of the Company’s directors, officers and shareholders owning five percent (5.0%) or more of the Company’s fully diluted capital stock have entered into lock-up arrangements or market stand-off agreements with the managing underwriters; and (ii) at such time of the IPO, the Warrantholder owns five percent (5.0%) or more of the Company’s fully diluted capital stock, including any securities convertible into or exchangeable or exercisable for capital stock.

The Company agrees not to effect any public sale or distribution of any securities for its own account (except pursuant to registrations on Form S-4 or S-8 or any similar or successor form) during the Lock-Up Period, to the extent reasonably requested by the managing underwriter (except for securities being sold by the Company for its own account under such registration statement).

4.	Representations and Covenants of the Company.

4.1 No Impairment. So long as this Warrant is outstanding, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder hereunder against impairment.

4.2 Securities Law. The Company shall comply with the Securities Act, the State Securities Acts, and all other applicable laws and regulations in respect of the issuance of this Warrant and the issuance of any securities issued or issuable hereunder, and shall timely make all required filings and reports under such laws and regulations.

4.3 Authority. The Company represents that it has the power to issue this Warrant and to carry out the obligations hereunder, and the execution, delivery and performance by the Company of this Warrant have been duly authorized by all necessary corporate action.

4.4 Record Keeping and Reports. The Company shall maintain or cause to be maintained books, records, documents and other evidence pertaining to compliance with the requirements contained in this Warrant, and during all such time when the Warrantholder is holding this Warrant or any securities issued upon the exercise of this Warrant, upon request shall allow or cause the entity which is maintaining such items to allow the Warrantholder, or auditors for the Warrantholder, including the State Auditor for the State of Texas, to inspect, audit, copy, or abstract, all of books, records, papers, or other documents relevant to this Warrant and the securities issued or issuable upon exercise hereof. The Company shall use or cause the entity which is maintaining such books and records to use generally accepted accounting principles in the maintenance of such books and records, and shall retain or cause to be retained all of such books, records, documents and other evidence for a period of 7 years from the date that this Warrant is exercised in full or this Warrant is terminated.

4.5 Required Notices. If at any time during which the Warrantholder is holding this Warrant or any securities issued upon the exercise of this Warrant, the Company shall (i) pay any dividend payable on shares of its Common Stock or make any

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distribution to the holders of its capital stock, (ii) offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or any other rights, (iii) effect any capital reorganization or any reclassification of or change in its outstanding capital stock, or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets, business and goodwill as an entirety, or the liquidation, dissolution or winding up of the Company, (iv) effect or become aware of any transaction in which one or more shareholders of the Company effect a transaction involving the purchase or sale of the Company’s capital stock involving an amount equal to or greater than five percent (5%) the Company’s then outstanding capital stock, or (v) effect any transaction resulting in a transfer of ownership of the Company whereby persons obtain the right to elect a majority of the directors of the Company who did not have such right prior to such transaction; then, in any such event, the Company shall cause written notice to be mailed to the Warrantholder on or before the occurrence thereof. The notice shall also specify the date on which such transaction occurred or will occur and such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Warrantholder.

4.6 No Other Agreements. Other than the Grant Agreement, the Warrantholder shall not be required to enter into any other agreement or type of agreement, including but not limited to a shareholder agreement, in connection with this Warrant and the Company’s obligation to issue and deliver to the Warrantholder the shares issuable upon exercise of this Warrant.

5.	Representations and Covenants of the Warrantholder.

5.1 Investment Purposes. The Warrantholder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock or other securities to be issued upon exercise hereof are being acquired for the Warrantholder’s own account to be held on behalf of the State of Texas pursuant to the provisions of Chapter 490 of the Texas Government Code and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock or other securities issuable hereunder except under circumstances which will not result in a violation of the Securities Act or any State Securities Acts. Otherwise, the Warrantholder is permitted at any time and without limitation to offer, sell or otherwise dispose of this Warrant and any shares of Common Stock or other securities issued hereunder in a manner that is in compliance with the Securities Act and any applicable State Securities Acts, including making such offers, sales or dispositions under Rule 144 of the Securities Act.

5.2 Securities Law. Warrantholder understands and acknowledges that the shares of Common Stock or other securities to be issued upon exercise hereof have not been registered with the SEC under the Securities Act, but have been issued under an exemption or exemptions from the registration requirements of the Securities Act, and they have not been registered under any State Securities Act. Warrantholder understands that only the Company may file a registration statement with the SEC or appropriate state agency and, except as provided in Section 3 above, the Company is under no obligation to do so with respect to any of the shares of Common Stock or other securities to be issued hereunder.

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6.	Miscellaneous.

6.1 Successor and Assigns. Warrantholder may assign this Warrant or a portion thereof. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Warrantholder and of the Common Stock or other securities issued upon the exercise hereof.

6.2 No Rights as Shareholder. Warrantholder, as such, shall not be entitled to vote or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, or control, elect or appoint any member or members of the Company’s Board of Directors. Further, following any exercise of this Warrant, for so long as the Warrantholder holds any of the shares of Common Stock or other securities issued upon exercise hereof, the Warrantholder, as a shareholder, hereby waives its right to vote, give or withhold consent to any corporate action, or control, elect or appoint any member or members of the Company’s Board of Directors; provided, however, that following exercise of this Warrant, if the Warrantholder has sold this Warrant or any shares of Common Stock or other securities issued upon exercise of this Warrant, the purchaser thereof shall enjoy full rights as a shareholder of the Company.

6.3 No Fractional Shares. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay Warrantholder a sum in cash equal to the Fair Market Value of such fraction on the date of exercise.

6.4 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and., in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

6.5 Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

6.6 Governing Law. This Warrant is made and executed in the State of Texas, and this Warrant and all disputes arising out of or relating thereto shall be governed by the laws of the State of Texas, without regard to any otherwise applicable conflict of law rules or requirements.

The Company agrees that any action, suit, litigation or other proceeding (collectively “litigation”) arising out of or in any way relating to this Warrant, or the matters referred to therein, shall be commenced exclusively in the Travis County District Court or the United States District Court for the Western District of Texas, Austin Division, and hereby irrevocably and unconditionally consent to the exclusive jurisdiction of those courts for the purpose of prosecuting and/or defending such litigation. The Company hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that (a) the Company is

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not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.7 Agreement by Warrantholder. Receipt of this Warrant by the Warrantholder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

6.8 Amendment. Any term of this Warrant May be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holder hereof.

6.9 Stock Certificate Legend. Each certificate representing shares of Common Stock issued pursuant to this Warrant shall bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

6.10 Notices. All notices, requests, demands and other communications will be in writing and will be deemed given and received (i) on the date of delivery when delivered by hand, (ii) on the following business day when sent by confirmed simultaneous telecopy, (iii) on the following business day when sent by receipted overnight courier, or (iv) three (3) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

If to the Warrantholder to:

ATTN: Emerging Technology Fund Grant Program

General Counsel

Office of the Governor

P.O. Box 12428

Austin, Texas 78711

Phone: 512-463-1788

Fax: 512-463-1932

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If to Company to:

Mr. Thomas Farrell

Bellicum Pharmaceuticals, Inc.

Twelve Greenway Plaza, Suite 1380

Houston, Texas 77046

Phone: (512) 542-0010

Fax: (512) 542-0062

6.11 Proceeds. This Warrant, the securities issuable upon exercise hereof, and all amounts of cash or other benefits earned or received by the Warrantholder hereunder or by sale hereof are held for and on behalf of the State of Texas. Any and all cash received by the Warrantholder under or by sale of this Warrant or the securities issuable hereunder shall be deposited into the Emerging Technology Fund in accordance with Chapter 490 of the Texas Government Code.

6.12 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do, not constitute a part of this Warrant.

6.13 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

6.14 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein), as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant.

6.15 Survival. The representations and covenants of the respective parties contained herein or made pursuant to this Warrant as well as contained in Section 3 hereof shall survive the execution, delivery and exercise of this Warrant. Further, this Warrant and all representations, covenants, agreements and obligations contained herein shall survive any breach, expiration or termination of the Grant Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

Bellicum Pharmaceuticals, Inc.

By:	/s/ Thomas J. Farrell
Name:	Thomas J. Farrell
Its:	CEO

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Exhibit “A”

Exercise Form

The undersigned, representing the State of Texas, acting by and through the Office of Governor Economic Development and Tourism (the “Warrantholder”), pursuant to the provisions of the Common Stock Purchase Warrant, dated                     (the “Warrant”), granted to the Warrantholder by Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees to subscribe for and purchase             shares of the Common Stock, par value $0.001 per share, of the Company covered by the Warrant, and makes such payment therefor in full either at the price per share or by Cashless Exercise as provided by the Warrant.

Signature:

Name:

Title:

Dated:

INSTRUCTION’S FOR REGISTRATION OF STOCK:

Name
(please type or print in block letters)

Address

Address